                                                                    Exhibit 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 29, 2004, on our audit of the financial statements of Allied Security Escrow Corp., in the Registration Statement (Form S-4, No.
333-00000) and related Prospectus of Spectaguard Acquisition LLC for the registration of $180,000,000 of its 11.375% Senior Subordinated Notes due 2011.

                                                           /s/ Ernst & Young LLP

Philadelphia, PA
September 16, 2004